RELEASE

This Release (this "Agreement") is dated May 22, 2006 by the undersigned (the "Noteholder") and CT Holdings Enterprises, Inc., a Delaware corporation (the "Company").

A. In order to continue the Company's business, the Company has been attempting to raise badly-needed additional capital for several years. The Noteholder and the Company entered into a Loan and Security Agreement dated May 26, 2004 (the "Agreement"), pursuant to which CII loaned funds to CT and CT issued a Secured Convertible Promissory Note dated May 26, 2004, which was amended and restated as of December 19, 2005 (as amended, the "Note") in the original principal amount of $271,148 (the "Company Debt"). The Company is in default in its payment obligations under Company Debt, and the Company does not have sufficient funds to repay the Company Debt. In the event the Noteholder attempted to collect on the Company Debt, the Company might face bankruptcy and the Company's equity holders and creditors would face substantial or total dilution of their interests, and thus this Agreement is in the best interests of the Company's stockholders and creditors.

B. In order to continue the Company's business and induce the Noteholder to refrain from collection efforts on the Company Debt owed to the Noteholder, the Company has agreed with the Noteholder to deliver to the Noteholder the Parago Inc. and River Logic Inc. securities owned by the Company and pledged to secure the Company Debt (the "Collateral"), in exchange for the forgiveness of the Company Debt owed to the Noteholder and the agreement by the Noteholder to return to the Company the excess, if any, of the proceeds realized from a future sale of the Collateral over the amounts owed at May 18, 2006 under the Note plus any costs related to the sale of the shares or collection of the proceeds (the "Excess Repayment").

C. In order to facilitate the forgiveness of the Company Debt, the Noteholder and the Company desire to execute this Agreement and agree to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Noteholder and Company hereby agrees as follows:

1. Approval of Forgiveness of Company Debt and Delivery of Collateral. By the signature set forth below, the Noteholder and Company hereby approve and agree to the forgiveness of the Company Debt, the delivery of the Collateral to the Noteholder, the agreement of the Noteholder to make the Excess Repayment, and the transactions contemplated hereby.

2. Noteholder Releases of Claims. The Noteholder, on behalf of itself and its officers, directors, affiliates, officers, shareholders, employees, transferees, successors, heirs, devisees and assigns, individually and derivatively (in the name of the Company) hereby knowingly, voluntarily, irrevocably and unconditionally, waives and releases the Company, its predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, agents, directors, officers, employees, shareholders, representatives, attorneys, and all persons acting by, through, under or in concert with any of them (the "Company Parties"), from or for any and all charges, complaints, claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, suits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts, and expenses of any nature whatsoever in any way relating to or arising out of the Company Debt, in law, in equity or otherwise, which the Noteholder had or have by reason of any fact, matter, cause or thing whatsoever existing on or prior to the date hereof, and the Noteholder agrees that the Noteholder will not in the future participate in any lawsuit, action, charge or claim related thereto. The parties agree that the Noteholder's option to purchase 51% of the Company's fully diluted shares of common stock pursuant to the terms of the Note shall remain outstanding for a period ending on the earlier of May 18, 2011 or the 60th day after a reverse stock split is implemented.

3. Company Releases of Claims. The Company, on behalf of itself and the Company Parties hereby knowingly, voluntarily, irrevocably and unconditionally, waives and releases the Noteholder, its officers,


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directors, affiliates, shareholders, employees, transferees, successors, heirs, devisees and assigns, attorneys, and all persons acting by, through, under or in concert with any of them, from or for any and all charges, complaints, claims, liabilities, obligations, promises, sums of money, agreements, controversies, damages, actions, suits, rights, demands, sanctions, costs (including attorneys' fees), losses, debts, and expenses of any nature whatsoever in any way relating to or arising out of the Collateral and the transactions contemplated hereby, in law, in equity or otherwise, which the Company Parties had or have by reason of any fact, matter, cause or thing whatsoever existing on or prior to the date hereof, and the Company agrees that the Company and the Company Parties will not in the future participate in any lawsuit, action, charge or claim related thereto.

IN WITNESS WHEREOF, the Noteholder and the Company have executed this Agreement as of the date first set forth above.

NOTEHOLDER

CITN INVESTMENTS, INC.

By:     /s/ STEVEN B. SOLOMON
        Steven B. Solomon, President

CT HOLDINGS ENTERPRISES, INC.

/s/ MARK ROGERS
------------------------
Mark Rogers, Director


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